Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John G. Call	Bobbi Chaville
	Senior Vice President	Senior Director, Investor Relations
	Chief Financial Officer	(925) 965-4289
	(925) 965-4315	email: bobbi.chaville@ros.com

ROSS STORES ANNOUNCES NEW SENIOR MANAGEMENT STRUCTURE

Barbara Rentler, Michael O’Sullivan and James Fassio Promoted to President

     Pleasanton, California, December 4, 2009 -- Ross Stores, Inc. (Nasdaq: ROST) today announced a new senior management structure which it believes will enhance the Company’s prospects for growth and profitability over the long term. Effective immediately:

  Barbara Rentler, 52, formerly Executive Vice President, Merchandising of Ross Dress for Less, has been promoted to President and Chief Merchandising Officer. In her new role, she will continue to manage all apparel and apparel-related merchandising at Ross, as well as take on responsibility for the Ross home businesses.

  Michael O’Sullivan, 45, formerly Executive Vice President and Chief Administrative Officer, becomes President and Chief Operating Officer. Mr. O’Sullivan will add store operations to his responsibilities which currently include supply chain, information technology, strategy, finance, legal and human resources.

  James Fassio, 54, previously Executive Vice President, Property Development, Construction and Store Design, has been named President and Chief Development Officer. Mr. Fassio will continue to oversee the Company’s entire real estate strategy, including new store development, construction and store design for both Ross Dress for Less and dd’s DISCOUNTS.

     Ms. Rentler and Messrs. O’Sullivan and Fassio, along with Douglas Baker, Executive Vice President, Merchandising of dd’s DISCOUNTS, will continue to report directly to Michael Balmuth, Vice Chairman and Chief Executive Officer.

     The following executive promotions also are effective immediately:

  Lisa Panattoni, 47, formerly Executive Vice President, Merchandising for the Ross Dress for Less home businesses, has been promoted to Group Executive Vice President and is adding men’s and children’s to her current responsibilities.

  Bernard Brautigan, 44, has been promoted from Senior Vice President to Executive Vice President, Merchandising for misses better sportswear as well as shoes, accessories, jewelry, lingerie and ladies hosiery.

  Jennifer Vecchio, 44, has been promoted from Senior Vice President to Executive Vice President, Merchandising for East Coast men’s and children’s.

     In commenting, Michael Balmuth said, “We are thrilled to announce the promotions of these proven executives. Our strong senior management team, comprised of experienced and highly skilled off-price talent, gives us the ability to develop this new organizational structure to support the long-term leadership needs of our business.”

     Mr. Balmuth continued, “Barbara Rentler is a gifted merchant and demonstrated leader with 23 years of extensive merchandising experience throughout all areas of our business. She joined the Company in 1986 as a buyer and has held increasingly responsible management roles. Barbara was Executive Vice President, Merchandising of Ross Dress for Less since December 2006 and Chief Merchandising Officer of dd’s DISCOUNTS from 2004 to 2006. She also served as Senior Vice President and General Merchandise Manager for Ross from 2001 to 2004. I am confident that Barbara will continue to be successful in her new position as she takes on responsibility for all Ross Dress for Less merchandising.”

     “Michael O’Sullivan is an exceptionally talented executive with almost 20 years of senior management and consulting experience. He joined Ross six years ago as Senior Vice President, Strategic Planning and Marketing and was promoted to Executive Vice President and Chief Administrative Officer in 2005. Prior to joining Ross, he was a partner with Bain & Company where he spent 13 years working with retail, consumer goods and financial services firms. I am certain that his effective strategic and management skills will make him successful in his new role,” said Mr. Balmuth.

     “Jim Fassio is a highly skilled real estate executive with more than 30 years of in-depth retail experience. He joined Ross in 1988 as Vice President of Real Estate and has been instrumental in successfully executing the Company’s real estate growth strategy over the past 21 years as we have grown to more than 1,000 locations. Jim’s contributions have been critical to our past success, and I am certain they will remain a key driver of our profitable growth in the future,” continued Mr. Balmuth.

     “Lisa Panattoni is an outstanding off-price merchant with over 20 years of merchandising management experience. Following 14 years at The TJX Companies, she joined Ross in 2004 as Senior Vice President and General Merchandise Manager of Ross home and was promoted to Executive Vice President in 2005. Lisa has proven herself to be an excellent merchant, driving sustained growth in the home businesses over the past five years. Her promotion demonstrates our ongoing confidence in her merchandising and leadership skills as we further expand her role with the addition of the men’s and children’s businesses,” said Mr. Balmuth.

     Mr. Balmuth continued, “Both Bernie Brautigan and Jennifer Vecchio are superior merchants with broad knowledge and expertise in off-price retailing. Their promotions to Executive Vice President reflect their past contributions and our belief that going forward they will continue to be outstanding leaders of our merchandising organization.”

     Mr. Brautigan and Ms. Vecchio joined Ross in 2003 and 1997, respectively. Both came to the Company after numerous years of merchandising experience at Macy’s East. They began their careers at Ross as Vice Presidents and Divisional Merchandise Managers and have held increasingly responsible merchandising management roles over that time.

     The Company is also pleased to announce the promotions of the following individuals to Senior Vice President:

  Angela Culhane, 51, previously Group Vice President and Divisional Merchandise Manager has been promoted to Senior Vice President and General Merchandise Manager of housewares, cosmetics and fragrances.

  Susanne DeMarco, 40, has been promoted from Group Vice President and Divisional Merchandise Manager to Senior Vice President and General Merchandise Manager of shoes.

  Joyce Pearson, 63, has been promoted from Group Vice President and Divisional Merchandise Manager to Senior Vice President and General Merchandise Manager of dresses.

  Gregg McGillis, 53, formerly Group Vice President has been promoted to Senior Vice President of Property Development.

     In conclusion, Mr. Balmuth said, “Our actions today recognize these key executives’ prior accomplishments and our ongoing belief in their excellent business acumen and management capabilities. I am confident that this new leadership structure will position the Company for future growth and profitability while enhancing shareholder value over the long term.”

     Forward-Looking Statements: This press release contains forward-looking statements that are subject to risks and uncertainties which could cause our actual results to differ materially from management’s current expectations. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “looking ahead” and similar expressions identify forward-looking statements. Risk factors for Ross Dress for Less® (“Ross”) and dd’s DISCOUNTS® include without limitation, competitive pressures in the apparel or home-related merchandise industry; changes in the level of consumer spending on or preferences for apparel or home-related merchandise, including the potential impact from uncertainty in financial and credit markets and the severity and duration of the current recession; changes in geopolitical and general economic conditions; unseasonable weather trends; disruptions in supply chain; lower than planned gross margin, including higher than planned markdowns and higher than expected inventory shortage; greater than planned operating costs; our ability to continue to purchase attractive brand-name merchandise at desirable discounts; our ability to attract and retain personnel with the retail talent necessary to execute our strategies; our ability to effectively operate our various supply chain, core merchandising and other information systems; our ability to improve our merchandising capabilities through the development and implementation of new processes and systems enhancements; achieving and maintaining targeted levels of productivity and efficiency in our distribution centers; and obtaining acceptable new store locations. Other risk factors are detailed in our SEC filings including, without limitation, the Form 10-K for fiscal 2008 and Form 10-Qs and 8-Ks for fiscal 2009. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.

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     Ross Stores, Inc., a Fortune 500 and Nasdaq 100 (ROST) company headquartered in Pleasanton, California, is the nation’s second largest off-price retailer with fiscal 2008 revenues of $6.5 billion. As of November 28, 2009 the Company operated 955 Ross Dress for Less® (“Ross”) stores in 27 states and Guam and 53 dd’s DISCOUNTS® locations in four states. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20 to 60 percent off department and specialty store regular prices. dd’s DISCOUNTS features a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear and home fashions for the entire family at everyday savings of 20 to 70 percent off moderate department and discount store regular prices. Additional information is available at www.rossstores.com.